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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF ADVO, INC.
                           AS OF SEPTEMBER 28, 1996



                                                         PERCENT OF VOTING
  STATE OF                                               SECURITIES OWNED AS
INCORPORATION           NAME OF SUBSIDIARY               OF SEPTEMBER 28, 1996
-------------           ------------------               ---------------------

  Delaware              Trans-ADVO, Inc.                         100
  Delaware              ADVO Investment Company, Inc.            100
  Delaware              ADVO Creative Services, Inc.             100
  Delaware              Value Fair, Inc.                         100
  Delaware              MBV, Inc                                 100
  Delaware              Stighen, Inc. (formerly Marketing
                          Force Inc.)                            100(1)

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(1) Owned by ADVO Investment Company, Inc.